SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 16, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Purchase and Sale Agreement

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
On February 16, 2006, Ashford Hospitality Trust, Inc. (the “Company”) entered into a definitive agreement to acquire the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash from W2001 Pac Realty, L.L.C. The acquisition is expected to close within 45 days.
The Company intends to convert the hotel to a luxury brand, which will then operate the hotel under an incentive management agreement. The Company intends to fund the acquisition from cash currently on its balance sheet.
The Company has deposited $4.0 million under the Purchase and Sale Agreement, and this deposit is non-refundable except (i) in the event of a default under the Purchase and Sale Agreement by the seller; or (ii) as expressly provided in the Purchase and Sale Agreement. Consummation of the transaction is subject to closing conditions, and the Company’s obligations under the Purchase and Sale Agreement are conditioned upon satisfaction of customary conditions precedent related to title of the property, performance of obligations, and similar matters. Accordingly, the Company can give no assurance that all or part of the transaction will be consummated or that, if consummated, it would follow all of the terms set forth in the agreements governing the transaction.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     Exhibits:

10.28	Purchase and Sale Agreement, dated February 16, 2006, between the Registrant and W2001 Pac Realty, LLC.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 23, 2006

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer